Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Frank Lazaran, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.

the annual report on Form 10-K of The Alkaline Water Company Inc. for the year ended March 31, 2022 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of The Alkaline Water Company Inc.

July 14, 2022

/s/ Frank Lazaran
Frank Lazaran
President, Chief Executive Officer and Director
(Principal Executive Officer)